UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             March 18, 2005

Zimmer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street
Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code           (574) 267-6131

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     Zimmer Holdings, Inc. (the “Company”) issued a press release on March 22, 2005 announcing that Stuart M. Essig has been elected a director of the Company effective March 18, 2005. The press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

     Mr. Essig was elected on March 18, 2005 at a regularly scheduled meeting of the Board of Directors (the “Board”) of the Company, with a term to expire at the Company’s annual meeting of stockholders in 2006. The election of Mr. Essig increases the size of the Board from five to six. Mr. Essig has not been appointed to any committee of the Board at this time; however, the Company expects that Mr. Essig will be appointed to one or more Board committees in the future. There are no arrangements or understandings between Mr. Essig and any other persons pursuant to which Mr. Essig was appointed a director of the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

     (c)     Exhibits

Exhibit No.	Description

99.1	Press Release issued on March 22, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIMMER HOLDINGS, INC.
By:	/s/ David C. Dvorak
David C. Dvorak
Executive Vice President, Corporate Services, Chief Counsel and Secretary

Dated: March 22, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on March 22, 2005